Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Zurn Elkay Water Solutions Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of July, 2022.

ICE MOUNTAIN, LLC, a Delaware limited liability company

By: Cascade Bay LLC, a Delaware limited liability company, its Manager

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

	By:	/s/ John Thickens
		Print name:	John Thickens
		Its:	Senior Vice President

CASCADE BAY, LLC, a Delaware limited liability company

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

	By:	/s/ John Thickens
		Print name:	John Thickens
		Its:	Senior Vice President

KATZ 2004 DYN TRUST

By:	/s/ Errol R. Halperin
Errol R. Halperin, as Trustee, and not individually

KATZ 2021 TRUST FOR PATTI

By:	/s/ Errol R. Halperin
Errol R. Halperin, as Trustee, and not individually

KATZ NEW VBA TRUST

By:	The Northern Trust Company, as Trustee, and not individually

	By:	/s/ John Thickens
		Print name:	John Thickens
		Its:	Senior Vice President

KATZ VOTING STOCK TRUST

By:	/s/ Ronald C. Katz
Ronald C. Katz, as Trustee, and not individually

ERROL R. HALPERIN, AS TRUSTEE UNDER DECLARATION OF TRUST DATED JULY 8, 1996

By:	/s/ Errol R. Halperin
Errol R. Halperin, as Trustee, and not individually

/s/ Aimee Katz
AIMEE KATZ

/s/ April Katz
APRIL KATZ

/s/ Errol R. Halperin
ERROL R. HALPERIN

/s/ Ronald C. Katz
RONALD C. KATZ